Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-74682 and 333-129675 on Form S-8 of our reports dated September 10, 2007 relating to the consolidated financial statements and financial statement schedule of II-VI Incorporated, and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 2007.

Deloitte & Touche LLP
Pittsburgh, Pennsylvania
September 10, 2007